Exhibit 10.1

SAVINGS EQUALIZATION PLAN OF NEWMONT

(Effective January 1, 2005)

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS		1

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.01.	Eligibility and Participation	4
Section 2.02.	Enrollment	4
Section 2.03.	Election Modifications	4
Section 2.04.	Plan Re-entry	4
Section 2.05.	Failure of Eligibility	4
Section 2.06.	Forfeiture Upon Termination for Cause	5

ARTICLE III

CONTRIBUTION DEFERRALS

Section 3.01.	Participant Deferrals	5
Section 3.02.	Company Deferrals	5

ARTICLE IV

INVESTMENT OF DEFERRALS AND ACCOUNTING

Section 4.01.	Investment Credit	6
Section 4.02.	Limitations on Investments	6

ARTICLE V

DISTRIBUTIONS

Section 5.01.	Time of Distribution	6
Section 5.02.	Beneficiaries	7

ARTICLE VI

COMMITTEES

Section 6.01.	Appointment of Committees	8
Section 6.02.	Responsibilities of the Administration Committee	8
Section 6.03.	Responsibilities of the Appeals Committee	8
Section 6.04.	Organization of Committees	8
Section 6.05.	Indemnification of Committee Members	9

Savings Equalization Plan of Newmont

Effective January 1, 2005

i

Savings Equalization Plan of Newmont

Effective January 1, 2005

ii

SAVINGS EQUALIZATION PLAN OF NEWMONT

(Effective as of January 1, 2005)

PREAMBLE

Newmont USA Limited, a Delaware corporation, established the Newmont Savings Equalization Plan, originally effective as of October 1, 1995. Article IX of the Plan permits the Board of Directors of the Company to amend the Plan from time to time. Pursuant to that right, the Plan is hereby restated effective January 1, 2005.

The Plan as restated is intended to provide for the Plan’s compliance with the American Jobs Creation Act of 2004 with respect to contributions made on and after January 1, 2005 in accordance with applicable law.

The Company previously established the Retirement Savings Plan of Newmont, as amended from time to time. The Company intends that this Plan shall provide certain highly compensated and select management employees of the Company and its affiliates who adopt the Plan with deferred retirement benefits in addition to the retirement benefits provided under the Retirement Savings Plan of Newmont, to the extent that benefits under the Retirement Savings Plan of Newmont are limited by Section 401, 402 or 415, or any other applicable section, of the Code. The Plan was established and is maintained in consideration of the valuable services provided by eligible employees to the Company or its affiliates and to induce such employees to enter into or remain in the employ of the Company or its affiliates.

The Company acquired Santa Fe Pacific Gold Corporation and Battle Mountain Gold Company and merged the Santa Fe Pacific Gold Corporation Supplemental Retirement and Savings Plan and the Battle Mountain Gold Company Contribution Equalization Plan into this Plan. Appendices A and B set forth transitional rules applicable to former participants in the Santa Fe Pacific Gold Corporation Supplemental Retirement and Savings Plan and the Battle Mountain Gold Company Contribution Equalization Plan.

The Company intends that the Plan shall not be treated as a “funded” plan for purposes of either the Code or ERISA. The provisions of this Plan shall apply only to individuals who terminate their employment with the Company on or after the restated Effective Date and the Spouses and beneficiaries of such persons.

ARTICLE I

DEFINITIONS

Defined terms used in this Plan shall have the meanings set forth below or the same meanings as in the Savings Plan, as the case may be, and the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural:

“Account” means the memorandum bookkeeping account maintained for each Participant to which shall be credited all Deferred Contributions made by a Participant, all Company Deferrals on behalf of a Participant and all adjustments thereto. The memorandum bookkeeping account shall be an accounting record maintained by the Company to record contributions and earnings on behalf of each Participant.

Savings Equalization Plan of Newmont

Effective January 1, 2005

“Administration Committee” means the committee appointed by the Board of Directors pursuant to Section 6.01 of the Plan to be the Administration Committee under the Plan.

“Appeals Committee” means the committee appointed by the Board of Directors pursuant to Section 6.01 of the Plan to review any appeals of benefit decisions made by the Administration Committee or its delegate.

“Board of Directors” or “Board” means the Board of Directors of Newmont USA Limited.

“Cause” means, with respect to any Participant and as determined by the Board of Directors or its delegate:

(i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or its affiliate (other than any such failure resulting from incapacity due to physical or mental illness) or his failure to follow policies, directions or the Company’s code of conduct, after a written demand for substantial performance is delivered to the Participant by the Board of Directors or its delegate. Such written demand shall identify the manner in which the Board of Directors or its delegate believes that the Participant has not substantially performed the Participant’s duties. Notwithstanding the foregoing, written demand for substantial performance shall not be required if the Board of Directors or its delegate determines that immediate action, including termination of the Participant, is necessary to avoid potential injury or harm to the Company or any person; or

(ii) the engaging by the Participant in illegal conduct or gross negligence or willful misconduct which is potentially injurious to the Company or any affiliate; provided that if the Participant acts in accordance with an authorized written opinion of the Company’s or an affiliate’s legal counsel, such action will not constitute “Cause” under this definition; or

(iii) any dishonest or fraudulent activity by the Participant or the reasonable belief by the Company of the Participant’s breach of any contract, agreement or representation with the Company or an affiliate.

In the event “Cause” is determined to exist by the Company, and the Participant had received payments under the Plan or otherwise been credited with amounts under the Plan, the Company shall be entitled to recover such amounts from the Participant or offset such amount from any other amounts owed by the Company to the Participant.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Newmont USA Limited, a Delaware corporation and any parent, subsidiary, affiliated company or division of the Company or other legal entity related to the Company which is designated as a participating employer under the Plan by the Board of Directors or its delegate and which elects to become a participating employer under the Plan by resolution of the governing body of such subsidiary company or other legal entity or its delegate.

Savings Equalization Plan of Newmont

Effective January 1, 2005

“Company Deferrals” means the amount of matching Company Deferrals allocated to a Participant’s Account pursuant to Section 3.02. Matching Company Deferrals shall be deemed to be made in shares of the common stock of Newmont Mining Corporation, the Company’s ultimate parent (“Company Stock”) subject to any limitations that may apply.

“Deferred Contributions” means the amounts of a Participant’s Compensation which he elects to defer and have allocated to his Account pursuant to Section 3.01.

“Effective Date” means the original effective date of October 1, 1995, and as restated effective January 1, 2005.

“Enrollment Agreement” means an application for participation in this Plan, execution of which by an eligible employee is required under Article II for Plan participation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Participant” means any eligible employee selected to participate in this Plan who has completed an Enrollment Agreement and is entitled to the distribution of benefits hereunder.

“Pension Plan” means the Pension Plan of Newmont or a successor plan.

“Plan Year” means the period during which this Plan records are kept, which shall be the calendar year.

“Savings Plan” means the Retirement Savings Plan of Newmont, as amended from time to time.

“Specified Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having an annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a five-percent owner of the employer or a one-percent owner of the employer having annual compensation of more than $150,000. No more than 50 employees shall be treated as officers. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Specified Employee will be made in accordance with Section 416(i) of the Code.

“Trust” means the trust or trusts, if any, created by the Company to provide funding for the distribution of benefits in accordance with the provisions of this Plan. The assets of any such Trust shall remain subject to the claims of the Company’s general creditors in the event of the Company’s insolvency.

“Trust Agreement” means the written instrument pursuant to which each separate Trust is created, if any.

Savings Equalization Plan of Newmont

Effective January 1, 2005

“Trustee” means one or more banks, trust companies or insurance companies designated by the Company to hold and invest the Trust fund and to pay benefits and expenses as authorized by the Committee in accordance with the terms and provisions of the Trust Agreement, if any.

“Valuation Date” means the last day of the Plan Year or any other date specified by the Administration Committee or its delegate for the valuation of the Participants’ Accounts.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.01. Eligibility and Participation. The Board of Directors or its delegate shall from time to time in its sole discretion select those employees of the Company who are eligible to participate in the Plan. In order to be eligible to participate in this Plan, an employee must be (a) eligible to participate in the Savings Plan and (b) among a select group of management or highly compensated employees. In no event will an employee with a base salary of less than $100,000 be eligible to participate in the Plan.

Section 2.02. Enrollment. Employees who have been selected by the Board of Directors or its delegate to participate in this Plan shall enroll in this Plan by (a) entering into an Enrollment Agreement with the Administration Committee or its delegate, which may contain the Participant’s beneficiary designation pursuant to Section 5.02 and such other terms as the Administration Committee or its delegate deems appropriate and necessary, and (b) completing such other forms and furnishing such other information as the Administration Committee or its delegate may reasonably require.

An eligible employee may first become a Participant by enrolling within 30 days after the Participant becomes eligible for the Plan and may only be made with respect to services to be performed subsequent to the election.

Section 2.03. Election Modifications. A Participant who defers Compensation may not modify his Enrollment Agreement to change the amount to be deferred except with respect to Compensation to be earned in a subsequent calendar year. Such election modification must be made prior to the first day of the calendar year for which such modification is to be effective.

Section 2.04. Plan Re-entry. A Participant who has withdrawn from the Plan or has revoked an Enrollment Agreement, as set forth in Section 2.03 above, or who returns to perform services for the Company after a separation from service, may again become a Participant in the Plan by entering into a new Enrollment Agreement as provided in Section 2.02 above.

Section 2.05. Failure of Eligibility. No Deferred Contributions or Company Deferrals shall be added to a Participant’s Account after the Participant ceases to meet the eligibility criteria as determined by the Administration Committee or its delegate for participation in the Plan. The determination of the Administration Committee or its delegate with respect to the termination of participation in this Plan shall be final and binding on all parties affected. Any benefits accrued hereunder, however, at the time of such change, shall remain distributable in accordance with the provisions of this Plan.

Savings Equalization Plan of Newmont

Effective January 1, 2005

Section 2.06. Forfeiture Upon Termination for Cause. If a Participant is terminated for Cause, amounts attributable to the Participant’s Company Deferrals under this Plan shall be immediately forfeited and the Participant shall be entitled to no payment of such amounts under the Plan.

ARTICLE III

CONTRIBUTION DEFERRALS

Section 3.01. Participant Deferrals.

(a) A Participant may elect to defer a portion of his Compensation by filing an Enrollment Agreement with the Administration Committee or its delegate. The Enrollment Agreement must be filed on or before the first day of the Plan Year in which the deferral is to be made, unless the Participant was not eligible to participate in this Plan on such date, in which case the Enrollment Form must be filed within 30 days after the date on which such Participant first became eligible to participate and may only be made with respect to services to be performed subsequent to the election.

(b) If a Participant’s contributions under the Savings Plan are limited by provisions of the Code, including, without limitation, restrictions under Sections 401(a)(17), 401(k)(3), 402(g) and 415(c), such Participant may elect to defer up to 100% of his Compensation under this Plan, less the amount of his Before-Tax Contributions under the Savings Plan. An election to participate in this Plan for any Plan Year, and the percentage of a Participant’s Compensation that a Participant has elected to contribute to this Plan, shall be irrevocable. Notwithstanding anything herein to the contrary, a Participant shall not be permitted to defer Compensation which is earned or payable prior to the execution and delivery of the Participant’s Enrollment Agreement. Any Participant Deferral Election made hereunder shall continue in effect until it is revoked or changed pursuant to the provisions of Article II and this Article III.

(c) Deferred Contributions shall be deducted through payroll withholding from the Participant’s regular Compensation payable by the Company and shall be credited to the Participant’s Account on or about the date or dates such amount would have been credited to his account in the Savings Plan, if such amounts had in fact been credited to his account in the Savings Plan.

Section 3.02. Company Deferrals. The Company shall cause to be credited to a Participant’s Account for each Plan Year an amount equal to the difference between (a) the Company contributions that would have been made on the Participant’s behalf under Article IV of the Savings Plan for such Plan Year if the Participant’s contributions under the Savings Plan for such Plan Year had included the Deferred Contributions to this Plan, without taking into account restrictions imposed by the Code, including, without limitation, restrictions under Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415(c); and (b) Company contributions actually made on the Participant’s behalf under Article IV of the Savings Plan; provided, however, that such Company Deferrals shall not exceed 6% of the Participant’s Compensation, less the amount of Company Match Contributions made on behalf of the Participant for the same

Savings Equalization Plan of Newmont

Effective January 1, 2005

Plan Year under the Savings Plan, and in no event shall the total Company Deferrals under this Plan plus the Company Match Contributions under the Savings Plan in the same Plan Year exceed $12,000, in the aggregate, in respect of any such Participant. All such amounts shall be credited to the Participant’s Account on or about the date or dates such amounts would have been credited to his Account in the Savings Plan if such amounts had in fact been credited to his Account in the Savings Plan. The Company Deferral shall be deemed to be made in shares of Company Stock or cash in the Company’s sole discretion in accordance with and to the extent consistent with procedures approved by the Administration Committee or its delegate.

ARTICLE IV

INVESTMENT OF DEFERRALS AND ACCOUNTING

Section 4.01. Investment Credit. All amounts credited to a Participant’s Account, together with the earnings thereon, shall be credited with income and loss as if invested in the same investment funds as are designated from time to time by the Investment Committee pursuant to the Savings Plan for this purpose and as elected by the Participant in accordance with such procedures as may be adopted from time to time by the Administration Committee or its delegate. For purposes of determining the amount allocated to a Participant’s Account for purposes of making distributions or any other purpose under this Plan, each Participant’s Account shall be valued as of the Valuation Date immediately preceding the date of payment.

Section 4.02. Limitations on Investments. The investment or deemed investment of a Participant’s Account shall be subject to the restrictions or limitations imposed by the Investment Committee including limitations on the percentage of Company Stock that may be credited to a Participant’s Account.

ARTICLE V

DISTRIBUTIONS

Section 5.01. Time of Distribution.

(a) Retirement Benefits. The retirement benefit payable under this Plan in the case of a Participant whose employment with the Company terminates on or after his Retirement shall be equal to 100% of the value of his Accounts on the applicable Valuation Date. The amount payable shall be paid in a single sum cash payment as soon as administratively practicable following the applicable Valuation Date.

(b) Disability Benefits. The disability benefit payable under this Plan in the case of a Participant whose employment with the Company terminates because he is disabled shall be equal to 100% of the value of his Accounts on the applicable Valuation Date. The amount payable shall be paid in a single sum cash payment as soon as administratively practicable following the applicable Valuation Date.

(c) Death Benefits. The death benefit payable to a beneficiary under this Plan in the case of a Participant whose employment with the Company terminates due to his

Savings Equalization Plan of Newmont

Effective January 1, 2005

death shall be equal to 100% of the value of his Accounts on the applicable Valuation Date. The amount payable shall be paid in a single sum cash payment as soon as administratively practicable following the applicable Valuation Date.

(d) Benefits Upon Termination of Employment. The benefit payable under this Plan in the case of a Participant whose employment with the Company terminates for any reason other than retirement, disability or death, which shall be paid in a single sum cash payment as soon as administratively practicable following the applicable Valuation Date, shall be equal to:

(i) the value of his Deferred Contributions, as adjusted, as of the applicable Valuation Date; plus

(ii) the value of the vested portion of his Company Deferrals, as adjusted, as of the applicable Valuation Date, determined as follows:

Years of Vesting Service	Vested Portion
Less than 1	0%
1	20
2	40
3	60
4 or more	100

For purposes of the preceding table, Years of Vesting Service at date of termination shall be determined in the same manner as under the Savings Plan.

(e) Notwithstanding Section 5.01(d), the Company Deferrals allocated to the Accounts of all Participants shall be fully vested as of the effective date of a “Change of Control,” as defined in the Savings Plan, and at all times thereafter. A Participant shall also be fully vested in the Company Deferrals allocated to his Account in the event of his retirement under the terms of the Company’s Pension Plan.

Section 5.02. Beneficiaries. Each Participant shall designate one or more persons, trusts or other entities as his beneficiary to receive any amounts distributable hereunder at the time of the Participant’s death. Such designation shall be made by the Participant in his Enrollment Agreement and may be changed from time to time by the Participant. In the absence of an effective beneficiary designation as to part or all of a Participant’s interest in the Plan, such amount shall be distributed to the beneficiary (or beneficiaries) to whom the Participant’s benefits under the Savings Plan are payable (including the beneficiaries to whom such amounts are payable under the Savings Plan in the absence of any beneficiary designation) and in the same percentages, if applicable.

Savings Equalization Plan of Newmont

Effective January 1, 2005

ARTICLE VI

COMMITTEES

Section 6.01. Appointment of Committees. The Board or its delegate shall appoint the Administration Committee and the Appeals Committee (collectively, the “Committees”) who may be, but need not be, officers, directors or employees of the Employer or its affiliate. The members of each Committee shall hold office at the pleasure of the Board and shall serve without compensation.

Section 6.02. Responsibilities of the Administration Committee. The Administration Committee or its delegate shall be responsible for the administration, operation and interpretation of the Plan. The Administration Committee or its delegate may establish rules from time to time for the transaction of its business. The Administration Committee or its delegate shall have the exclusive right to interpret the Plan’s provisions, to establish policies and procedures and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, except those matters reserved for the Appeals Committee. Such decisions, actions and records of the Administration Committee or its delegate shall be conclusive and binding upon all persons having or claiming to have any right or interest in or under the Plan.

The Administration Committee may delegate some or all of its authority under the Plan to any person, persons or entities. The Administration Committee may remove any duly appointed delegate at any time at its sole discretion.

Section 6.03. Responsibilities of the Appeals Committee. The Appeals Committee shall be responsible for the review and determination of benefit claim appeals as described in Article VII. The Appeals Committee shall establish rules from time to time for the transaction of its business. The Appeals Committee shall have the exclusive right to interpret the Plan’s provisions and to exercise discretion where necessary or appropriate in the determination of benefit claims on appeal. Such decisions, actions and records of the Appeals Committee shall be conclusive and binding upon all persons having or claiming to have any right or interest in or under the Plan.

The Appeals Committee may delegate some or all of its authority to any person, persons or entities. The Appeals Committee may remove any duly appointed delegate at any time at its sole discretion.

Section 6.04. Organization of Committees. Each Committee shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of its duties under the Plan. Each Committee may appoint agents (who need not be members of the particular Committee) to whom it may delegate such powers as it deems appropriate. Each Committee may make its determinations with or without meetings and it may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. Any action taken by a Committee shall be taken by a majority of the members attending a meeting of the Committee (provided at least a majority of the Committee members are at such meeting) or by a majority of the members of the Committee executing a written instrument setting forth the action taken.

Savings Equalization Plan of Newmont

Effective January 1, 2005

Section 6.05. Indemnification of Committee Members. The Company shall indemnify the members of each Committee against any and all claims, loss, damages, expense (including attorney fees) and liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member. Such indemnification shall include any Committee members or any individuals delegated authority by a Committee if such individuals are employed by the Company or an affiliate. The Company does not hereby indemnify any entity or person that is not an employee of the Company or its affiliate. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Employer, and such person’s rights shall inure to the benefit of his heirs and representatives.

ARTICLE VII

CLAIMS PROCEDURES

Section 7.01. Filing a Claim. All claims shall be filed in writing by the Participant, his beneficiary, or the authorized representative of the claimant, by completing the procedures that the Administration Committee or its delegate requires. The procedures may include the completion of forms and the submission of documents and additional information. All claims under this Plan shall be filed in writing with the Administration Committee or its delegate according to the Administration Committee or its delegate’s procedures no later than one year after the occurrence of the event that gives rise to the claim. If the claim is not filed within the time described in the preceding sentence, the claim shall be barred.

Section 7.02. Review of Initial Claim.

(a) Initial Period for Review of the Claim. The Administration Committee or its delegate shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, written notice of denial shall be furnished by the Administration Committee or its delegate to the claimant within a reasonable time after the claim is filed but not later than 90 days after the Administration Committee or its delegate receives the claim. The notice shall set forth the specific reason(s) for the denial, reference to the specific plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary, and a description of the Plan’s review procedures, including the applicable time limits.

(b) Extension. If the Administration Committee or its delegate determines that special circumstances require an extension of time for processing the claim, it shall give written notice to the claimant and the extension shall not exceed 90 days. The notice shall be given before the expiration of the 90 day period described in Section 7.02(a) above and shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render its decision.

Savings Equalization Plan of Newmont

Effective January 1, 2005

Section 7.03. Appeal of Denial of Initial Claim. The claimant may request a review upon written application, may review pertinent documents and may submit issues or comments in writing. The claimant must request a review within the reasonable period of time prescribed by the Administration Committee or its delegate. In no event shall such a period of time be less than 60 days.

Section 7.04. Review of Appeal.

(a) Initial Period for Review of the Appeal. The Appeals Committee shall conduct all reviews of denied claims and shall render its decision within a reasonable time, but not more than 60 days of the receipt of the appeal by the Appeals Committee. The claimant shall be notified of the Appeals Committee’s decision in a notice, which shall set forth the specific reason(s) for the denial, reference to the specific plan provisions on which the denial is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim.

(b) Extension. If the Appeals Committee determines that special circumstances require an extension of time for reviewing the appeal, it shall give written notice to the claimant and the extension shall not exceed 60 days. The notice shall be given before the expiration of the 60-day period described in Section 7.04(a) above and shall indicate the special circumstances requiring the extension and the date by which the Appeals Committee or its delegate expects to render its decision.

Section 7.05. Form of Notice to Claimant. The notice to the claimant shall be given in writing or electronically and shall be written in a manner calculated to be understood by the claimant.

Section 7.06. Discretionary Authority of Committees. The Administration Committee or its delegate and the Appeals Committee shall have full discretionary authority to determine eligibility, status, and the rights of all individuals under the Plan; to construe any and all terms of the Plan; and to find and construe all facts.

ARTICLE VIII

TRUST

Section 8.01. Trust Agreement. The Company may, but shall not be required to, adopt a separate Trust Agreement for the holding, investment and administration of the funds contributed to Accounts under this Plan. The Trustee shall maintain and allocate assets to a separate account for each Participant under this Plan. The assets of any such Trust shall remain subject to the claims of the Company’s general creditors in the event of the Company’s insolvency. Notwithstanding the foregoing, upon a Change of Control (as defined in the Savings Plan), the Company shall, as soon as possible, but in no event longer than 120 days following the Change of Control, establish a trust fund if one has not otherwise been established, and make an irrevocable contribution to the trust fund in an actuarially equivalent amount that is sufficient to pay each Participant or beneficiary the benefits to which the Participant or beneficiary would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

Savings Equalization Plan of Newmont

Effective January 1, 2005

Section 8.02. Expenses of Trust. The parties expect that any Trust created pursuant to Section 8.01 will be treated as a “grantor” trust for federal and state income tax purposes and that, as a consequence, such Trust will not be subject to income tax with respect to its income. However, if the Trust should be taxable, the Trustee shall pay all such taxes out of the Trust. All expenses of administering any such Trust shall be a charge against and shall be paid from the assets of such Trust unless the Company pays such expenses.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.01. Termination of Plan. The Company expects to continue this Plan indefinitely, but the Board of Directors of the Company may terminate this Plan at any time.

Section 9.02. Amendment by Board of Directors. The Company’s Board of Directors may amend this Plan at any time and from time to time, retroactively or otherwise, but no amendment shall reduce any benefit that has accrued on the effective date of the amendment.

ARTICLE X

MISCELLANEOUS

Section 10.01. Funding of Benefits; No Fiduciary Relationship. All benefits payable under this Plan shall be distributed in cash by Company check or Trustee check, if a Trust is established, or a combination thereof. Benefits shall be paid either out of the Trust, or, if no Trust is in existence or if the assets in the Trust are insufficient to provide fully for such benefits, then such benefits shall be distributed by the Company out of its general assets. Nothing contained in this Plan shall be deemed to create any fiduciary relationship between the Company and the Participants. Notwithstanding anything herein to the contrary, to the extent that any person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, except to the extent provided in the Trust Agreement, if any.

Section 10.02. Inalienability of Benefits. No Participant shall have the right to assign, transfer, hypothecate, encumber or anticipate his interest in any benefits under this Plan nor shall the benefits under this Plan be subject to any legal process to levy upon or attach the benefits for payment for any claim against the Participant or his spouse. If any Participant’s benefits are garnished or attached by the order of any court, the Company may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be distributed pursuant to this Plan. During the pendency of the action, any benefits that become distributable shall be paid into the court as they become distributable, to be distributed by the court to the recipient it deems proper at the conclusion of the action.

Savings Equalization Plan of Newmont

Effective January 1, 2005

Section 10.03. Disposition of Unclaimed Distributions. Each Participant must file with the Company from time to time in writing his mailing address and each change of mailing address. Any communication, statement or notice addressed to a Participant at his last mailing address on file with the Company, or if no address is filed with the Company, then at his last mailing address as shown on the Company’s records, will be binding on the Participant and his beneficiary for all purposes of this Plan. The Company shall not be required to search for or locate a Participant or his beneficiary.

Section 10.04. Tax Withholding. All payments and other taxable events, such as the vesting of Company Deferrals under this Plan, shall be subject to applicable withholding of federal, state and local income, employment and other taxes.

Section 10.05. Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain an employee or change the status of the Participant’s employment or the policies of the Company regarding termination of employment.

Section 10.06. Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07. Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Colorado, without reference to principles of conflict of law, except to the extent preempted by federal law.

Section 10.08. Right of Offset. To the extent permitted by applicable law, the Company may, in its sole discretion, apply any payments otherwise due and payable under this Plan against any employee or terminated employee loans outstanding to the Company or other debts of the employee or terminated employee to the Company. By accepting payments under this Plan, an individual shall consent to the reduction of any compensation paid to an individual by the Company to the extent an individual receives an overpayment from the Plan.

Section 10.09. Conformance With Applicable Laws. Notwithstanding anything contained herein to the contrary, this Plan shall be administered and operated in accordance with any applicable laws and regulations including but not limited to laws affecting the timing of payments to employees. The Board or its delegate reserves the right to amend this Plan at any time in order for this Plan to comply with any such laws and regulations.

Section 10.10. Payments Due Minors or Incapacitated Persons. If any person entitled to a payment under this Plan is a minor, or if the Administration Committee or its delegate determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as an incompetent, the Administration Committee or its delegate shall have the power to cause the payment becoming due to such person to be made to another for his benefit, without responsibility of the Administration Committee or its delegate, the Committee or any other person or entity to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Administration Committee, this Plan and the Employer.

Savings Equalization Plan of Newmont

Effective January 1, 2005

Section 10.11. Distribution Delay for Specified Employees. This Section applies only to amounts credited under the Plan that accrue and become vested and earned on or after January 1, 2005. In the case of a distribution to a Specified Employee, such distribution may not be made before the date which is 6 months after the date of the Specified Employee’s separation from service with the Company or, if earlier, the date of the Specified Employee’s death.

Savings Equalization Plan of Newmont

Effective January 1, 2005

IN WITNESS WHEREOF, this Plan has been adopted this 12 day of July, 2005, to be effective January 1, 2005.

NEWMONT USA LIMITED
Attest:

/s/ Ardis Young
Ardis Young Assistant Secretary	By	/s/ Sharon E. Thomas Sharon E. Thomas Vice President and Secretary

Savings Equalization Plan of Newmont

Effective January 1, 2005

APPENDIX A

TO

NEWMONT SAVINGS EQUALIZATION PLAN

This Appendix A provides transition rules with respect to the calculation and payment of benefits to persons who were participants in the Santa Fe Pacific Gold Corporation Supplemental Retirement and Savings Plan (the “Santa Fe Plan”) as of May 5, 1997 (a “Santa Fe Participant”).

1. Effective as of January 1,1998, the Santa Fe Plan was merged with and into this Plan.

2. All Santa Fe Participants as of May 5, 1997 who were actively employed by Santa Fe Pacific Gold Corporation on that date (an “Active Santa Fe Participant”) shall be entitled to receive a benefit under this Plan equal to the sum of (a) the benefit the Active Santa Fe Participant was entitled to receive under the provisions of the Santa Fe Plan as of January 1, 1998 or, if earlier, the date of his termination of employment, adjusted in each case for earnings or losses in accordance with the provisions of the Santa Fe Plan and (b) the benefit provided under the provisions of this Plan in accordance with this Plan and the provisions of this Appendix A. A Santa Fe Participant who had terminated employment with Santa Fe Pacific Gold Corporation prior to May 5, 1997 and who was receiving, or was entitled to receive, benefit payments under the Santa Fe Plan (a “Retired Santa Fe Participant”) shall receive or continue to receive payments in accordance with all of the terms and provisions of the Santa Fe Plan in effect as of May 6, 1997, but such benefits shall be paid under and as a part of this Plan.

3. To the extent that an Active Santa Fe Participant’s benefit is payable in part from the Santa Fe Plan, then that portion of such benefit shall be paid in accordance with all of the terms and provisions of the Santa Fe Plan, including, but not limited to, the form of benefits available under the Santa Fe Plan. Any benefit payable to an Active Santa Fe Participant attributable to his participation under this Plan shall be paid in accordance with all of the terms and provisions of this Plan.

4. An Active Santa Fe Participant shall be fully vested in his benefit attributable to participation under the Santa Fe Plan and shall be credited with the service credited to such Active Santa Fe Participant as of January 1, 1998 under the provisions of the Santa Fe Plan for purposes of determining the Participant’s vesting under this Plan.

5. Benefits payable from the Trust formed in connection with the Santa Fe Plan, or any successor thereto by merger or otherwise, shall continue to be paid from such Trust, and such Trust shall serve as a potential source of funds for payments to Santa Fe Participants of their benefits under the Santa Fe Plan.

Savings Equalization Plan of Newmont

Effective January 1, 2005

APPENDIX B

TO

NEWMONT SAVINGS EQUALIZATION PLAN

This Appendix B provides transition rules with respect to the calculation and payment of benefits to persons who were participants in the Battle Mountain Gold Company Contribution Equalization Plan (the “Battle Mountain CEP”) as of January 10, 2001 (a “BM Participant”).

1. Effective as of February 1, 2001, the Battle Mountain CEP was merged with and into this Plan.

2. All BM Participants as of January 10, 2001 who were actively employed by Battle Mountain Gold Company on that date (an “Active BM Participant”) shall be entitled to receive a benefit under this Plan equal to the sum of (a) the benefit the Active BM Participant was entitled to receive under the provisions of the Battle Mountain CEP as of February 1, 2001 or, if earlier, the date of his termination of employment, adjusted in each case for earnings or losses in accordance with the provisions of the Battle Mountain CEP and (b) the benefit provided under the provisions of this Plan in accordance with this Plan and the provisions of this Appendix B. A BM Participant who had terminated employment with Battle Mountain Gold Company prior to January 10, 2001 and who was receiving, or was entitled to receive, benefit payments under the Battle Mountain CEP (a “Retired BM Participant”) shall receive or continue to receive payments in accordance with all of the terms and provisions of the Battle Mountain CEP in effect as of January 10, 2001, but such benefits shall be paid under and as a part of this Plan.

3. To the extent that an Active BM Participant’s benefit is payable in part from the Battle Mountain CEP, then that portion of such benefit shall be paid in accordance with all of the terms and provisions of the Battle Mountain CEP, including, but not limited to, the form of benefits available under the Battle Mountain CEP. Any benefit payable to an Active BM Participant attributable to his participation under this Plan shall be paid in accordance with all of the terms and provisions of this Plan.

4. An Active BM Participant shall be fully vested in his benefit attributable to participation under the Battle Mountain CEP and shall be credited with the service credited to such Active BM Participant as of February 1, 2001 under the provisions of the Battle Mountain CEP for purposes of determining the Participant’s vesting under this Plan.

5. Benefits payable from any Trust formed in connection with the Battle Mountain CEP, or any successor thereto by merger or otherwise, shall continue to be paid from such Trust, and such Trust shall serve as a potential source of funds for payments to BM Participants of their benefits under the Battle Mountain CEP.

Savings Equalization Plan of Newmont

Effective January 1, 2005